UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

Amtech Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 29, 2024, the Board of Directors of Amtech Systems, Inc. (the “Company”) approved an amendment to the Employment Agreement for Robert C. Daigle (the “Amendment”). Under the terms of the Amendment, Mr. Daigle’s right to receive restricted stock unit grants with an aggregate fair market value equal to $500,000 as of August 14, 2024 and August 14, 2025 has been cancelled and replaced with the grant of an option to purchase 400,000 shares of common stock of the Company at an exercise price of $6.00 per share, which represents a premium of approximately 25% to the closing price of the Company’s common stock on February 29, 2024, the date of grant. The option has a term of five years, in lieu of the typical ten-year term, and vests in one-third increments commencing on August 8, 2024, February 8, 2025, and August 8, 2025. In consideration of the foregoing, Mr. Daigle has agreed to forego his right to participate in the Company’s Executive Bonus Plan.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which we expect to file as exhibits to our Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2024.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	February 29, 2024	By:	/s/ Lisa D. Gibbs
Title: Chief Financial Officer